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                                                                    EXHIBIT 23


                         INDEPENDENT AUDITORS'
                   CONSENT OF ERNST AND YOUNG LLP



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                     Consent of Independent Auditors


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Graybar Electric Company, Inc. of our report dated February 20, 1998, included in the 1997 Annual Report to Shareholders of Graybar Electric Company, Inc.

Our audits also included the financial statement schedule of Graybar Electric Company, Inc. listed in Item 14(a) for the years ended December 31, 1997 and 1996. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


                                       /s/ Ernst & Young LLP

St. Louis, Missouri
February 20, 1998